UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 11, 2007

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd.
Suite 100
Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement.

The information called for by this Item 1.01 is incorporated herein by reference to Item 5.02 of this report.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2007, Victoria J. Reich, age 49, was elected by the Board of Directors to serve as the Registrant’s Senior Vice President and Chief Financial Officer, effective upon her employment commencement date of June 11, 2007, succeeding Kathleen S. Dvorak.  Ms. Reich will hold such office until her successor is appointed and qualified or until her earlier removal or resignation. Kathleen S. Dvorak, will continue with the Registrant as Senior Vice President, Finance until September 1, 2007.  Ms. Dvorak was appointed to such position by the Board of Directors effective June 11, 2007.   The Board also approved the extension of the term of Ms. Dvorak’s Transition and Release Agreement, which was filed by the Registrant as an exhibit to the Form 8-K filed on September 8, 2006, from June 30, 2007 to September 1, 2007.  All benefits to be vested or earned as of the Termination Date under the Agreement will be fully vested or earned as of June 30, 2007.

Ms. Reich’s initial base salary will be at an annual rate of $400,000.  Effective July 24, 2007, Ms. Reich will receive a non-qualified option to purchase 50,000 shares of the Registrant’s common stock.  The option will have an exercise price equal to the fair market value of the Registrant’s common stock at the close of business on July 24, 2007 and will vest in three substantially equal annual installments.  In addition, Ms. Reich will receive a restricted stock award of 7,500 shares of the Registrant’s common stock, all of which vest on June 11, 2010.  Ms. Reich will be entitled to participate in the Registrant’s management incentive plan with a target annual incentive bonus equal to 60% of her annual base salary.  She will also be eligible to participate in the Registrant’s Long-Term Incentive Plan (“LTIP”) at an economic value target percent of 120% of base salary effective with the 2007 annual LTIP grant.  In addition to participation in the qualified pension plan, Ms. Reich will be provided five (5) years of additional age and service credits (to be provided on a nonqualified basis) for purposes of computing her pension benefit.  The additional pension benefits will be calculated on the basis of Ms. Reich’s annual compensation as of June 11, 2007.  Ms. Reich will also participate in other benefit plans offered to executive officers of the Registrant.

The Registrant and Ms. Reich entered into an Executive Employment Agreement, effective as of June 11, 2007, (the “Employment Agreement”), which is filed herewith as Exhibit No. 10.1. The Employment Agreement sets forth, among other things, Ms. Reich’s compensation and benefits, including her severance benefits upon termination under certain circumstances such as in the event of a change of control of the Registrant.  The Registrant and Ms. Reich also entered into an Indemnification Agreement (the “Indemnification Agreement”) with the Registrant, the terms of which are similar to those in the standard form of indemnification agreement that the Registrant has previously entered into with certain of its executive officers and directors.  The Indemnification Agreement provides, among other things, that the Registrant will indemnify Ms. Reich, under the circumstances and to the extent provided for therein, for attorneys’ fees, expenses, judgments, fines and settlements she incurs that arise from her service as a director or officer of the Registrant or her service in any capacity for any affiliate of the Registrant, to the fullest extent permitted under Delaware law.  The Registrant’s standard form of Indemnification Agreement was filed as an exhibit to its annual report on Form 10-K for the year ended December 31, 2001.

The Registrant issued a press release announcing the employment of Ms. Reich on June 11, 2007.  A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Executive Employment Agreement, dated June 11, 2007, between the Registrant and Victoria J. Reich.
99.1	Press Release, dated June 11, 2007, announcing the election of Victoria J. Reich as Senior Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.

Date: June 13, 2007	/s/Eric A. Blanchard
Senior Vice President, General Counsel and
Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED JUNE 11, 2007

Exhibit No.	Description	Method of Filing
10.1	Executive Employment Agreement, dated June 11, 2007, between the Registrant and Victoria J. Reich.	Filed Herewith
99.1	Press Release, dated June 11, 2007, announcing the election of Victoria J. Reich as Senior Vice President and Chief Financial Officer.	Filed Herewith